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                                  EXHIBIT 99.5

                           TGV, Inc. 1990 Stock Plan
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                                   TGV, INC.

                                1990 STOCK PLAN



     1.  Establishment, Purpose, and Definitions.
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         (a)  There is hereby adopted the 1990 Stock Plan (the "Plan") of TGV,
Inc., a California corporation (the "Company").

         (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4 below) can acquire Common Stock of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422A of the Internal Revenue Code, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422A or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the transfer or sale of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates.

         (c) The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 425(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2.  Administration of the Plan.
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         (a)  The Plan shall be administered by the Board of Directors of the
Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of not less than three members to be appointed by the Board. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

         (b) The Committee shall determine which eligible individuals (as defined
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in paragraph 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares for which an option or options shall be granted to an optionee.

         (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

         (d) The Committee shall also determine which eligible individuals (as defined in paragraph 4 below) shall be issued Stock under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares to be granted. The Stock shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement"). The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

         (e) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all optionees.

     3.  Stock Subject to the Plan.
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         (a)  An aggregate of not more than two million five hundred thousand
(2,500,000) shares of Stock shall be available for the grant of options or the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

         (b) If there is any change in the Stock subject to the Plan, the Stock subject to a Restricted Stock Purchase Agreement or the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent of the outstanding capital Stock of the Company), or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number and kind of shares subject to the Plan or to a Restricted Stock Purchase Agreement and the number and kind

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of shares and the price per share subject to outstanding options on a basis consistent with adjustments made to the shares issued and outstanding outside of the Plan.

     4.  Eligible Individuals. Individuals who shall be eligible to have granted
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to them the options or Stock provided for by the Plan shall be such employees, officers, directors, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

     5.  The Option Price.  The exercise price of the Stock covered by each
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incentive stock option shall be not less than the per share fair market value of such Stock as determined in good faith by the Committee as of the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be not less than 85% of the per share fair market value of such stock as determined in good faith by the Committee as of the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent (110%) of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b) above.

     6.  Terms and Conditions of Options.
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         (a)  Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

         (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of any stock option shall not
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be for more than ten (10) years and that, in the case of an option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term of each option shall be for no more than five
(5) years.

         (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

         (d) The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan). If an option, or any part thereof, is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to

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so qualify it as an incentive stock option.

     7.  Terms and Conditions of Stock Purchase and Bonus.
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         (a)  Each sale or grant of stock pursuant to the Plan will be evidenced by either a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such stock is sold or granted or a written Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is granted.

         (b) The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan), including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

         (c) At the time of each sale or grant of stock or options pursuant to the Plan, a copy of the Plan shall be delivered by the Company to the person to whom such stock is sold or option granted.

     8.  Amendment, Suspension or Termination of the Plan.
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         (a)  The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in paragraph 3(b),
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above, the Board shall not amend the Plan with respect to incentive stock options in the following respects without the consent of stockholders then sufficient to approve the Plan with respect to incentive stock options in the first instance:

              (i) To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

              (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

         (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate on October __, 2000, unless previously terminated by the Board pursuant to this paragraph 9.

     9.  Assignability.  Each option granted pursuant to this Plan shall, during
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the optionee's lifetime, be exercisable only by him, or by his guardian or legal representative and neither the option nor any right hereunder shall be transferable by optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Purchase Agreement shall be transferable only as

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provided in such Agreement. This Plan and all options to purchase Stock and all shares of Stock issued hereunder shall be binding upon, and shall inure to the benefit of, any successor corporation to the Company.

     10.  Payment Upon Exercise.  Payment of the purchase price upon exercise of
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any option granted under this Plan shall be made in cash; provided, however,
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that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the Optionee;
(ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     11.  Withholding.  No Stock shall be granted or sold under the Plan to any
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participant until the participant has made arrangements acceptable to the
Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations incident to either the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, or the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. With the consent of the Committee (which consent may be withheld by the Committee in its sole discretion) and in accordance with procedures established by the Committee, optionees may utilize the Company's common stock (whether acquired through exercise of a stock option or otherwise) to satisfy federal, state, and local income and social security tax withholding obligations.

     12.  Restrictions on Transfer of Shares. The Stock acquired pursuant to the
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Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

     13.  Stockholder Approval. This Plan shall only become effective with
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regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders' meeting held within twelve (12) months of the Board's adoption of the Plan. The Committee may grant incentive stock options under the Plan prior to stockholder approval, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

     14.  Merger or Consolidation.  In the event of any of the following
          -----------------------
transactions (a "Corporate Transaction"):

          (a)  a merger or acquisition in which the Company is not the surviving

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entity, except for a transaction the principal purpose of which is to change the
State of the Company's incorporation, or

          (b) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the option or to substitute an equivalent option, in which case in lieu of such assumption or substitution, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the option becomes fully exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify the optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     15.  Effect of Change in Stock Subject to Plan. Appropriate adjustments
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shall be made in the number, exercise price, and class of shares of stock subject to an option in the event of a stock dividend, stock split, reverse stock split, or like change in the capital structure of the Company. Any such adjustment shall be determined in good faith by the Board and shall be binding on the Company and the optionee.

     16. Information.  During the period that any option is outstanding, the
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Company shall provide optionees, access, on an annual or other periodic basis, to such financial information regarding the Company as the Company prepares for distribution to its shareholders.

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